EXHIBIT 23

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-126020) pertaining to Lincoln National Corporation Employees’ Savings and Profit-Sharing Plan of our report dated June 6, 2006, with respect to the financial statements and schedule of Lincoln National Corporation Employees' Savings and Profit-Sharing Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2005.

/s/ Ernst & Young LLP
Philadelphia, Pennsylvania

June 23, 2006